UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 Current Report




                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)         July 28, 2004
                                                --------------------------------

Commission File Number:    000-17962


                         Applebee's International, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                                      43-1461763
  ----------------------------              ------------------------------------
  (State or other jurisdiction of           (I.R.S. Employer Identification No.)
   incorporation or organization)

                4551 W. 107th Street, Overland Park, Kansas 66207
 -------------------------------------------------------------------------------
              (Address of principal executive offices and zip code)

                                 (913) 967-4000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                      None
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 12.         Results of Operations and Financial Condition

      On July 28, 2004,  Applebee's  International, Inc. (the  "Company") issued
a  press  release   entitled  "Applebee's International  Reports  Second Quarter
Diluted Earnings Per Share of $0.34." The release has been provided below.


                                                           FOR IMMEDIATE RELEASE

Contact:      Carol DiRaimo, Vice President of Investor Relations
              (913) 967-4109

                 Applebee's International Reports Second Quarter
                       Diluted Earnings Per Share of $0.34

Overland Park, Kan., July 28, 2004 -- Applebee's International, Inc. (Nasdaq:APPB) today reported net earnings of $28.2 million, or $0.34 per diluted share, for the second quarter ended June 27, 2004, including a previously disclosed $2.3 million pre-tax ($1.5 million after-tax or approximately $0.02 per share) inventory impairment charge. This compares to net earnings of $20.2 million, or $0.24 per diluted share, for the second quarter of 2003, which included an $8.8 million pre-tax ($5.6 million after-tax or approximately $0.06 per share) charge resulting from fully reserving a note receivable relating to the 1999 sale of the Rio Bravo concept to Chevys Holdings, Inc. ("Chevys").

As previously reported, system-wide comparable sales for the second quarter of 2004 increased 6.3 percent, the 24th consecutive quarter of comparable sales growth. Company and franchise restaurant comparable sales increased 5.5 percent and 6.5 percent, respectively, for the quarter. System-wide comparable sales for the year-to-date period through June increased 7.2 percent, with company and franchise restaurant comparable sales up 7.0 percent and 7.2 percent, respectively.

The company also reported comparable sales for the July fiscal period, comprised of the four weeks ended July 25, 2004. System-wide comparable sales increased
5.5 percent for the July period, and comparable sales for franchise restaurants increased 6.0 percent. Comparable sales for company restaurants increased 3.9 percent, reflecting an increase in guest traffic of approximately 3.0 percent, combined with a higher average check. The company noted that its Fresh Garden Classics promotion featuring four salads, which began on June 21st and concludes on August 15th, has lower price points than either the prior year or recent promotions. System-wide comparable sales for the year-to-date period through July have increased 7.0 percent, with company and franchise restaurant comparable sales up 6.6 percent and 7.1 percent, respectively.

                                    - more -

Lloyd L. Hill, chairman and chief executive officer, said, "The first half of the year produced exceptional results. Comparable sales and traffic growth in both the first and second quarters were above our own expectations and substantially exceeded the casual dining industry average as measured by Knapp-Track(TM), despite some slowing in consumer spending seen in both restaurants and retail in May and June.

"We continued to improve our food with the successful system-wide introduction of an updated menu in May featuring the addition of ten Weight Watchers(R) items as well as the introduction of baby back ribs to our permanent menu. Both our kitchen display system ("KDS") and Carside To Go(TM) program are now providing guests with greater convenience in more than 1,000 restaurants throughout the system. The continued outstanding execution and optimization of these three key strategies will be our focus for the remainder of the year."

Other results for the second quarter and year-to-date periods ended June 27, 2004 included:

o Net earnings for the 26-week period ended June 27, 2004 were $57.7 million, or $0.68 per diluted share, including the inventory impairment charge. This compares to net earnings in the same period of 2003 of $44.8 million, or $0.53 per diluted share, including the Chevys charge.

o Total system-wide sales for the quarter increased 12 percent over the prior year. System-wide sales are a non-GAAP financial measure that includes sales at all company and franchise Applebee's restaurants, as reported by franchisees. The company believes that system-wide sales information is useful in analyzing Applebee's market share and growth, and because franchisees pay royalties and contribute to the national advertising pool based on a percentage of their sales.

o Applebee's ended the quarter with 1,612 restaurants system-wide (405 company and 1,207 franchise restaurants). During the second quarter of 2004, there were 12 new Applebee's restaurants opened system-wide, including 4 company and 8 franchised restaurants.

o As previously disclosed, the company recorded a pre-tax charge of $2.3 million for the write-off of excess riblets inventory which it determined during the second quarter no longer met the company's quality standards.

                                    - more -

o The company repurchased 814,500 shares of common stock in the second quarter at an average price of $26.01 for an aggregate cost of $21.2 million. Year-to-date, the company has repurchased 2,097,450 shares of common stock at an average price of $25.38 for an aggregate cost of $53.2 million. As of June 27, 2004, $46.5 million remains available under the company's ongoing stock repurchase authorization.

o As of June 27, 2004, the company had total debt outstanding of $43.8 million, with $100 million available under its revolving credit facility.

BUSINESS OUTLOOK

The company reiterated its previously stated guidance with respect to its business outlook for fiscal year 2004:

o More than 100 new restaurants are expected to open in 2004, including at least 32 company restaurants and 70 to 80 franchise restaurants. Nine company restaurants are expected to open in the third quarter, with the balance opening in the fourth quarter of the year. Approximately 20 to 25 franchise restaurants are expected to open in the third quarter, with the remainder opening in the fourth quarter.

o The company continues to expect system-wide comparable sales to increase by at least 5 percent for the full year, although monthly sales results may be more volatile given economic conditions, calendar shifts, prior year comparisons, or unusual events.

o Overall restaurant margins before pre-opening expense for the full year are expected to be similar to fiscal year 2003 results.

o General and administrative expenses, as a percentage of operating revenues, are expected to be in the low-9 percent range.

o The effective income tax rate is currently expected to continue at 35.0 percent for the remainder of the year.

o Excluding the cost of franchise acquisitions, capital expenditures are expected to be between $95 and $105 million in 2004.

o Based on the foregoing assumptions and the company's performance through the first half of the year, diluted earnings per share for fiscal year 2004 are expected to be $1.34 to $1.36, including the inventory impairment charge of approximately $0.02 per share.

                                    - more -

A conference call to review the second quarter 2004 results and the current business outlook will be held on Thursday morning, July 29, 2004, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time). The conference call will be broadcast live over the Internet and a replay will be available shortly after the call on the Investor Relations section of the company's website (www.applebees.com).

Applebee's International, Inc., headquartered in Overland Park, Kan., develops, franchises and operates restaurants under the Applebee's Neighborhood Grill & Bar brand, the largest casual dining concept in the world. As of July 28, 2004, there were 1,620 Applebee's restaurants operating system-wide in 49 states and nine international countries. Additional information on Applebee's International can be found at the company's website (www.applebees.com).

Certain statements contained in this release, including fiscal year 2004 guidance as set forth in the Business Outlook section, are forward-looking and based on current expectations. There are several risks and uncertainties that could cause actual results to differ materially from those described, including but not limited to the ability of the company and its franchisees to open and operate additional restaurants profitably, the ability of its franchisees to obtain financing, the continued growth of its franchisees, and its ability to attract and retain qualified franchisees, the impact of intense competition in the casual dining segment of the restaurant industry, and its ability to control restaurant operating costs which are impacted by market changes, minimum wage and other employment laws, food costs and inflation. For additional discussion of the principal factors that could cause actual results to be materially different, the reader is referred to the company's current report on Form 8-K filed with the Securities and Exchange Commission on February 11, 2004. The company disclaims any obligation to update these forward-looking statements.


                                      # # #

                 APPLEBEE'S INTERNATIONAL, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF EARNINGS
                                   (Unaudited)
                    (in thousands, except per share amounts)


                                                                     13 Weeks Ended                         26 Weeks Ended
                                                          -----------------------------------    -----------------------------------
                                                              June 27,           June 29,            June 27,           June 29,
                                                                2004               2003                2004               2003
                                                          ----------------   ----------------    ----------------   ----------------
Revenues:
    Company restaurant sales .......................         $  247,769         $  220,107          $  491,329         $  428,517
    Franchise royalties and fees....................             30,779             27,331              61,551             54,494
    Other franchise income..........................              3,399              3,268               6,514              5,909
                                                          ----------------   ----------------    ----------------   ----------------
         Total operating revenues...................            281,947            250,706             559,394            488,920
                                                          ----------------   ----------------    ----------------   ----------------
Cost of company restaurant sales:
    Food and beverage...............................             66,647             57,040             130,162            111,886
    Labor...........................................             81,086             71,804             160,745            140,168
    Direct and occupancy............................             60,240             54,386             119,309            104,947
    Pre-opening expense.............................                391                334                 941                555
                                                          ----------------   ----------------    ----------------   ----------------
         Total cost of company restaurant sales.....            208,364            183,564             411,157            357,556
                                                          ----------------   ----------------    ----------------   ----------------
Cost of other franchise income......................              5,035              3,173               7,972              5,673
General and administrative expenses.................             24,932             22,887              50,449             45,507
Amortization of intangible assets...................                158                 92                 244                191
Loss on disposition of restaurants and equipment....                584                731               1,079              1,198
                                                          ----------------   ----------------    ----------------   ----------------
Operating earnings..................................             42,874             40,259              88,493             78,795
                                                          ----------------   ----------------    ----------------   ----------------
Other income (expense):
    Investment income...............................                 18                485                 241                821
    Interest expense................................               (416)              (518)               (760)            (1,039)
    Impairment of Chevys note receivable............                --              (8,803)                --              (8,803)
    Other income....................................                951                  1                 842                206
                                                          ----------------   ----------------    ----------------   ----------------
         Total other income (expense)...............                553             (8,835)                323             (8,815)
                                                          ----------------   ----------------    ----------------   ----------------
Earnings before income taxes........................             43,427             31,424              88,816             69,980
Income taxes........................................             15,200             11,239              31,086             25,193
                                                          ----------------   ----------------    ----------------   ----------------
Net earnings........................................         $   28,227      $      20,185          $   57,730       $     44,787
                                                          ================   ================    ================   ================
Basic net earnings per common share (a).............         $     0.35      $        0.24          $     0.71       $       0.54
                                                          ================   ================    ================   ================
Diluted net earnings per common share (a)...........         $     0.34      $        0.24          $     0.68       $       0.53
                                                          ================   ================    ================   ================
Basic weighted average shares outstanding (a).......             81,781             83,153              81,883             83,031
                                                          ================   ================    ================   ================
Diluted weighted average shares outstanding (a).....             84,098             85,548              84,371             85,303
                                                          ================   ================    ================   ================


(a) All earnings per share and weighted average share information reflects a three-for-two stock split effective at the close of business on June 15, 2004.

The following table contains information derived from the Company's consolidated statements of earnings expressed as a percentage of total operating revenues, except where otherwise noted. Percentages may not add due to rounding.

                                                                            13 Weeks Ended             26 Weeks Ended
                                                                      -------------------------- --------------------------
                                                                        June 27,      June 29,     June 27,      June 29,
                                                                          2004          2003         2004          2003
                                                                      ------------  ------------ ------------  ------------
Revenues:
    Company restaurant sales....................................          87.9%         87.8%        87.8%         87.6%
    Franchise royalties and fees................................          10.9          10.9         11.0          11.1
    Other franchise income......................................           1.2           1.3          1.2           1.2
                                                                      ------------  ------------ ------------  ------------
         Total operating revenues...............................         100.0%        100.0%       100.0%        100.0%
                                                                      ============  ============ ============  ============
Cost of sales (as a percentage of company restaurant sales):
    Food and beverage...........................................          26.9%         25.9%        26.5%         26.1%
    Labor.......................................................          32.7          32.6         32.7          32.7
    Direct and occupancy........................................          24.3          24.7         24.3          24.5
    Pre-opening expense.........................................           0.2           0.2          0.2           0.1
                                                                      ------------  ------------ ------------  ------------
         Total cost of sales....................................          84.1%         83.4%        83.7%         83.4%
                                                                      ============  ============ ============  ============

Cost of other franchise income (as a percentage of other
    franchise income)...........................................         148.1%         97.1%       122.4%         96.0%
General and administrative expenses.............................           8.8           9.1          9.0           9.3
Amortization of intangible assets...............................           --            --           --            --
Loss on disposition of restaurants and equipment................           0.2           0.3          0.2           0.2
                                                                      ------------  ------------ ------------  ------------
Operating earnings..............................................          15.2          16.1         15.8          16.1
                                                                      ------------  ------------ ------------  ------------
Other income (expense):
    Investment income...........................................           --            0.2          --            0.2
    Interest expense............................................          (0.1)         (0.2)        (0.1)         (0.2)
    Impairment of Chevys note receivable........................           --           (3.5)         --           (1.8)
    Other income................................................           0.3           --           0.2           --
                                                                      ------------  ------------ ------------  ------------
         Total other income (expense)...........................           0.2          (3.5)         0.1          (1.8)
                                                                      ------------  ------------ ------------  ------------
Earnings before income taxes....................................          15.4          12.5         15.9          14.3
Income taxes....................................................           5.4           4.5          5.6           5.2
                                                                      ------------  ------------ ------------  ------------
Net earnings....................................................          10.0%          8.1%        10.3%          9.2%
                                                                      ============  ============ ============  ============

The following table sets forth certain unaudited financial information and other restaurant data relating to company and franchise restaurants, as reported to us by franchisees:

                                                                    13 Weeks Ended                     26 Weeks Ended
                                                            -------------------------------    -------------------------------
                                                              June 27,          June 29,         June 27,          June 29,
                                                                2004              2003             2004              2003
                                                            -------------     -------------    -------------     -------------
Number of restaurants:
    Company:
         Beginning of period..........................              391               371              383               357
         Restaurant openings..........................                4                 4               12                 7
         Restaurants closed...........................              --                 (2)             --                 (2)
         Restaurants acquired from franchisees........               10               --                10                11
                                                            -------------     -------------    -------------     -------------
         End of period................................              405               373              405               373
                                                            -------------     -------------    -------------     -------------
    Franchise:
         Beginning of period..........................            1,212             1,142            1,202             1,139
         Restaurant openings..........................                8                13               19                29
         Restaurants closed...........................               (3)              --                (4)               (2)
         Restaurants acquired from franchisees........              (10)              --               (10)              (11)
                                                            -------------     -------------    -------------     -------------
         End of period................................            1,207             1,155            1,207             1,155
                                                            -------------     -------------    -------------     -------------
    Total:
         Beginning of period..........................            1,603             1,513            1,585             1,496
         Restaurant openings..........................               12                17               31                36
         Restaurants closed...........................               (3)               (2)              (4)               (4)
                                                            -------------     -------------    -------------     -------------
         End of period................................            1,612             1,528            1,612             1,528
                                                            =============     =============    =============     =============

Weighted average weekly sales per restaurant:
    Company...........................................        $  47,758         $  45,402        $  48,075         $  45,041
    Franchise.........................................        $  48,759         $  45,940        $  48,763         $  45,682
    Total.............................................        $  48,510         $  45,807        $  48,593         $  45,526
Change in comparable restaurant sales:(1)
    Company...........................................             5.5%              5.1%             7.0%              4.9%
    Franchise.........................................             6.5%              3.2%             7.2%              3.0%
    Total.............................................             6.3%              3.6%             7.2%              3.5%

Total operating revenues (in thousands):
    Company restaurant sales..........................        $ 247,769         $ 220,107        $ 491,329         $ 428,517
    Franchise royalties and fees(2)...................           30,779            27,331           61,551            54,494
    Other franchise income(3).........................            3,399             3,268            6,514             5,909
                                                            -------------     -------------    -------------     -------------
    Total.............................................        $ 281,947         $ 250,706        $ 559,394         $ 488,920
                                                            =============     =============    =============     =============

(1) When computing comparable restaurant sales, restaurants open for at least 18 months are compared from period to period.
(2) Franchise royalties are generally 4% of each franchise restaurant's reported monthly gross sales. Reported franchise sales, in thousands, were $764,422 and $684,131 in the 2004 quarter and the 2003 quarter, respectively, and $1,528,538 and $1,360,443 in the 2004 year-to-date and 2003 year-to-date period, respectively. Franchise fees typically range from $30,000 to $35,000 for each restaurant opened.
(3) Other franchise income includes insurance premiums from franchisee participation in our captive insurance company and revenue from information technology products and services provided to certain franchisees.

                 APPLEBEE'S INTERNATIONAL, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)
                      (in thousands, except share amounts)


                                                                                          June 27,           December 28,
                                                                                            2004                 2003
                                                                                      ----------------     ----------------
                                     ASSETS
Current assets:
    Cash and cash equivalents...................................................         $    14,890          $    17,867
    Short-term investments, at market value.....................................                 280                   27
    Receivables, net of allowance...............................................              41,166               31,950
    Receivables related to captive insurance subsidiary.........................               4,775                  450
    Inventories.................................................................              31,814               20,799
    Prepaid income taxes........................................................                --                  5,800
    Other current assets related to captive insurance subsidiary................               1,706                  657
    Prepaid and other current assets............................................              11,448                9,072
                                                                                      ----------------     ----------------
         Total current assets...................................................             106,079               86,622
Property and equipment, net.....................................................             435,647              419,802
Goodwill........................................................................             116,344              105,326
Restricted assets related to captive insurance subsidiary.......................              16,251               10,763
Other intangible assets, net....................................................               5,819                1,137
Other assets....................................................................              26,125               20,351
                                                                                      ----------------     ----------------
                                                                                         $   706,265          $   644,001
                                                                                      ================     ================

                        LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Current portion of long-term debt...........................................         $       212          $       192
    Accounts payable............................................................              39,507               37,633
    Accrued expenses and other current liabilities..............................              81,026               96,637
    Loss reserve and unearned premiums related to captive insurance subsidiary..              20,758               11,007
    Accrued income taxes........................................................              20,697                  --
    Accrued dividends...........................................................                --                  3,863
                                                                                      ----------------     ----------------
         Total current liabilities..............................................             162,200              149,332
                                                                                      ----------------     ----------------
Non-current liabilities:
    Long-term debt - less current portion.......................................              43,584               20,670
    Other non-current liabilities...............................................              17,656               14,267
                                                                                      ----------------     ----------------
         Total non-current liabilities..........................................              61,240               34,937
                                                                                      ----------------     ----------------
         Total liabilities......................................................             223,440              184,269
                                                                                      ----------------     ----------------
Stockholders' equity:
    Preferred stock - par value $0.01 per share:  authorized - 1,000,000 shares;
       no shares issued.........................................................                 --                   --
    Common stock - par value $0.01 per share:  authorized - 125,000,000 shares;
       issued - 108,503,243 shares..............................................               1,085                1,085
    Additional paid-in capital..................................................             210,064              200,574
    Retained earnings...........................................................             581,636              523,954
                                                                                      ----------------     ----------------
                                                                                             792,785              725,613
    Treasury stock - 26,631,822 shares in 2004 and 25,715,767 shares in 2003, at
       cost.....................................................................            (309,960)            (265,881)
                                                                                      ----------------     ----------------
         Total stockholders' equity.............................................             482,825              459,732
                                                                                      ----------------     ----------------
                                                                                         $   706,265          $   644,001
                                                                                      ================     ================

                 APPLEBEE'S INTERNATIONAL, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                                 (in thousands)

                                                                                                 26 Weeks Ended
                                                                                      ------------------------------------
                                                                                         June 27,             June 29,
                                                                                           2004                 2003
                                                                                      ----------------    ----------------

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net earnings................................................................         $   57,730           $  44,787
    Adjustments to reconcile net earnings to net cash provided by operating activities:
         Depreciation and amortization..........................................             22,167              19,943
         Amortization of intangible assets......................................                244                 191
         Amortization of unearned compensation..................................                695                 539
         Other amortization.....................................................                175                  97
         Inventory impairment...................................................              2,300                 --
         Deferred income tax benefit............................................               (245)               (734)
         Gain on sale of investments............................................                --                  (24)
         Loss on disposition of restaurants and equipment.......................              1,079               1,198
         Impairment of Chevys note receivable...................................                --                8,803
         Income tax benefit from exercise of stock options......................              5,169               3,879
    Changes in assets and liabilities (exclusive of effects of acquisitions):
         Receivables............................................................             (9,003)             (5,377)
         Receivables related to captive insurance subsidiary....................             (4,325)             (4,359)
         Inventories............................................................            (13,103)             (8,019)
         Prepaid income taxes...................................................              5,800               1,880
         Other current assets related to captive insurance subsidiary...........             (1,049)             (2,031)
         Prepaid and other current assets.......................................               (923)              2,347
         Accounts payable.......................................................              1,874               2,547
         Accrued expenses and other current liabilities.........................            (15,927)             (6,693)
         Loss reserve and unearned premiums related to captive insurance
            subsidiary..........................................................              9,751               8,210
         Accrued income taxes...................................................             20,697                 --
         Other..................................................................             (2,667)                608
                                                                                      ----------------    ----------------
         NET CASH PROVIDED BY OPERATING ACTIVITIES..............................             80,439              67,792
                                                                                      ----------------    ----------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of property and equipment.........................................            (36,543)            (28,964)
    Restricted assets related to captive insurance subsidiary...................             (5,488)             (2,512)
    Acquisition of restaurants..................................................            (13,817)            (21,557)
    Lease acquisition costs.....................................................             (4,919)                --
    Purchases of short-term investments.........................................               (253)                --
    Proceeds from sale of restaurants and equipment.............................                --                   35
    Maturities and sales of short-term investments..............................                --                  480
    Other investing activities..................................................               (966)                --
                                                                                      ----------------    ----------------
         NET CASH USED BY INVESTING ACTIVITIES..................................            (61,986)            (52,518)
                                                                                      ----------------    ----------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Purchases of treasury stock.................................................            (53,223)            (13,282)
    Dividends paid..............................................................             (3,911)             (3,323)
    Issuance of common stock upon exercise of stock options.....................              8,789               8,318
    Shares issued under employee benefit plans..................................              3,981               1,418
    Net long-term debt proceeds (payments)......................................             22,934             (19,039)
                                                                                      ----------------    ----------------
         NET CASH USED BY FINANCING ACTIVITIES..................................            (21,430)            (25,908)
                                                                                      ----------------    ----------------
NET DECREASE IN CASH AND CASH EQUIVALENTS.......................................             (2,977)            (10,634)
CASH AND CASH EQUIVALENTS, beginning of period..................................             17,867              15,169
                                                                                      ----------------    ----------------
CASH AND CASH EQUIVALENTS, end of period........................................         $   14,890           $   4,535
                                                                                      ================    ================

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